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                                                                 EXHIBIT 5


                        [BAKER & DANIELS LETTERHEAD]

March 15, 1996

Schult Homes Corporation
P.O. Box 151
Middlebury, IN 46540

     RE: OPINION AND CONSENT

Gentlemen and Ladies:

     We are counsel for Schult Homes Corporation (the "Company"), an Indiana corporation. We have examined the corporate records and proceedings of the Company with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, reservation for issuance, validity and non-assessability of the 300,000 common shares of the Company (the "Common Shares") that may be issued under the Company's 1995 Share Incentive Plan (the "Plan"). The offering of the 300,000 Common Shares is being registered pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), in connection with which this opinion is given.

      Based upon such examination, we are of the opinion that:

      1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

      2. The Company is duly qualified to do business in each State where its activities require such qualification.

      3. When the Registration Statement shall have become effective and the Common Shares offered pursuant thereto have been issued and sold in accordance with the terms of the Plan, such common Shares will be validly authorized, legally issued and fully paid and non-assessable.


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Schult Homes Corporation                -2-                  March 15, 1996


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the hearing "Interest of Counsel" contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Yours very truly,

                                       Baker & Daniels